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                                                                   EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Current Report on Form 8-K dated October 29, 2001 of divine, inc. of our report dated March 10, 1999 relating to the financial statements of FutureTense, Inc., which appears in Open Market's Annual Report on Form 10-K, as amended, for the year ended December 31, 2000 which appears in the Registration Statement on Form S-4 (No.333-66488) and the related Joint Proxy Statement/ Prospectus of divine, inc. We also hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-41184, 333-54698, 333-62882) of divine, inc. of our report dated March 10, 1999 relating to the financial statements of FutureTense, Inc., which appears in Open Market's Annual Report on Form 10-K, as amended, for the year ended December 31, 2000 which appears in the Registration Statement on Form S-4 (No.333-66488) and the related Joint Proxy Statement/ Prospectus of divine, inc. The financial statements of FutureTense, Inc. are not incorporated by reference in this Form 8-K and we have not audited any financial statements of FutureTense, Inc. subsequent to December 31, 1998 or performed any audit procedures subsequent to the date of our report.


/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
October 25, 2001